SCHEDULE OF OMITTED
                ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS


The Company has also entered into three additional Assignment and Assumption of Membership Interests which are substantially identical to the following Assignment and Assumption of Membership Interest in all material respects except as to the company. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.

                 Company
-------------------------------------------

Casa Encanta Commercial, L.L.C.

Fiesta/Encanta MHP, L.L.C.

Southern Palms MHP, L.L.C.

                ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST


         This Assignment is entered in to as of this 14th day of July, 1999, by and among THE NORMAN ANDRUS IRREVOCABLE TRUST, u/a/d 7/29/97 (the "Assignor"), and COMMERCIAL ASSETS, INC., a Maryland corporation (the "Assignee").

                                    RECITALS:

         A. Assignor owns a membership interest in FIESTA MHP INVESTORS, L.L.C., an Arizona limited liability company (the "Company").

         B. Assignor desires to assign all of its membership interest in the Company to Assignee, and Assignee desires to acquire such interest.

         NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

                                    AGREEMENT

         1. Assignment. Assignor hereby assigns to Assignee all of its right, title and interest in the Company, including, without limitation, its membership interests. As a result of this assignment, Assignor shall have no further interests of any kind in the Company, or the assets and property owned by the Company.

         2. Consideration. As consideration for the assignment of the foregoing percentage interests, the Assignee shall pay indemnify and hold Assignor harmless from any indebtedness of the Company.

         3. Warranty. In connection with this Assignment, Assignor hereby warrants to the Assignee that the membership interests being assigned are free and clear of all claims, liens and encumbrances of any nature or description. The undersigned further warrants that it is duly authorized to execute this Assignment and to effect the transactions described herein, in his capacity as sole trustee of the Assignor.

         4. Further Documents. All parties hereby agree to cooperate in the execution of any further documentation necessary to evidence or affect this transaction.

         5. Construction. This Assignment shall be construed in accordance with Arizona law.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

                                          "ASSIGNOR"

                                          THE NORMAN ANDRUS IRREVOCABLE
                                          TRUST, u/a/d 7/29/97


                                          By: /s/ Norman Andrus
                                              NORMAN ANDRUS
                                          Its:  Sole Trustee



                                          "ASSIGNEE"

                                          COMMERCIAL ASSETS, INC., a Delaware
                                          corporation


                                          By: /s/Bruce E. Moore
                                          Name:  Bruce E. Moore
                                          Its: President


759793/10169-0001









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